Exhibit 10.27

Ref No.:79092010280109

Working Capital Loan Contract

Working Capital Loan Contract

Borrower:  NeoPhotonics (China) Co., Limited

Lender: Shenzhen Branch, Shanghai Pudong Development Bank Co., Ltd

Whereas:

For liquidity needs, the Borrower applies for working capital loan from the Lender; the Lender agrees to grant the loan in accordance with the terms and conditions stipulated under this Contract after review and approval. In order to clear the rights and obligations of both parties, this contract is entered into upon mutual agreement, based on relevant laws, regulations and rules of the People’s Republic of China, and shall be binding on both parties.

At the same time, the Borrower and Lender ascertain the following paramount clauses (tick ✓ to select, and x not to select):

☒    This Contract is signed as the supplement financing agreement to the Financing Amount Agreement (hereunder referred to as the Agreement) No. , after this Contract comes into effect, al the terms are incorporated in the Agreement and form an inseparable constitute part of the Agreement ( this choice should be selected and the No. of the Agreement marked down if the Borrower has previously signed the Agreement,);

☑    This Contract is an independent financing document signed between the Borrower and the Lender (this choice should be selected if the there is no financing agreement signed between the Borrower and the Lender);

☒    The purpose of the loan under this Contract is for repayment of existing loans, which is made known to the Guarantor. The name of the original agreement:                     .

Date of signing:                     No.:                     (this choice should be selected if the purpose of the loan is for the repayment of existing loans)

Part I: Commercial Terms

1.    Type of loan: ☑Short term working capital loan

☒Middle to long term working capital loan

2.	The loan amount under this Contract is USD (currency) two million and five hundred thousand (in words).
3.	The specific purpose of the loan under this Contract is: for the purchase of parts and raw materials from upstream and other operating activities.

4.	The loan period under this Contract is: (tick✓to select one, mark x not to select)

☑ from 2010 (yy) 11 (mm) 11 (dd) to 2011 (yy) 10 (mm) 06 (dd).

☒              year (or             months) from the first withdrawal.

The actual withdrawal and repayment date to be determined based on the date on the due bill (loan borrowing voucher) by the Borrower and the Lender. The date of the last repayment shall not go beyond the loan period as agreed herein. The due bills (loan borrowing vouchers) form an inseparable constitute part of the Contract.

5.	The interest rate for the loan under this Contract is (tick✓to select one, mark x not to select):

☒ (1) RMB interest rate:

  ☒ The annual interest rate is determined as         %, at the time of signing this Contract, calculated according to the benchmark interest rate (☐floating upward ☐floating downward)         % of the grade loans with the same period, as announced by the People’s Bank of China.

  ☒ Other agreements:

☑ (2) Foreign currency interest rate (tick✓to select one, mark x not to select):

  ☑ Calculated according to LIBOR London Inter-Bank Offered Rate of the same period 12 month benchmark interest rate plus 400BPS (namely LIBOR+ 4%) , on the date of the loan granted by the Lender. “LIBOR” refers to the interest rate quoted by the arithmetic average shown on the corresponding page (if any) on the Reuters Screen (calculated to the nearest four digits after the decimal point). The abovementioned interest rate should be the interest rate quoted for the US dollar deposit with the corresponding period of loan at 11:00 am (London time) of the date of interest rate determination.

  ☑Other agreements: fixed interest rate of 4.75875%

☑(3) Interest payment method (tick✓to select one, mark x not to select)

☒Monthly, the interest settlement date is on the 20th of every month;

☑Quarterly, the interest settlement date is on the 20th of every quarter end;

☒Both the principal and interest to be repaid upon maturity of the loan, interest to be paid at the same time with the repayment of principal;

☒Other method:

  For installment payment of principal or interest. the interest for the last repayment shall be made at the same time with the repayment of the principal,

☒ (4)	Adjustment of interest rate for RMB loans under this Contract

The applicable benchmark interest rate for the RMB loans, in case of adjustment on interest rate by the People’s Bank of China before the loan is granted, is the benchmark interest rate for grade loans with the same period as published by the People’s Bank of China on the date when the loan is granted. When the benchmark interest rate is adjusted by the People’s Bank of China during the term of the loan after it’s granted, then (tick to✓select one, mark x not to select):

☒Adjusted monthly, adjusted from the 21st of every month;

☒Adjusted quarterly, adjusted from the 21st of every quarter end;

☒Adjusted annually, adjusted from        month        date of every year;

☒Interest rate is not adjusted

☒Other agreement:

☑(5) Interest rate adjustment for foreign currency loan under this Contract (tick

✓to select one, mark x not to select):

☒The interest rate is adjusted every          month according to the latest foreign currency interest rate with the same period after the loan is granted;

☑Other agreement:     interest rate is fixed

6.	The interest rate for penalty interest under this Contract is:

(1)	The interest rate for overdue penalty interest under this Contract is determined as the loan interest rate on the date of overdue plus [ 50 ]%¡

(2)	The interest rate for appropriation penalty interest resulting from incompliance with the agreed purpose herein, is determined as the loan interest rate on the date of appropriation plus [ 50 ]%¡

7.    The withdrawal period for the loan under this Contract is from 2010 (yy) 11 (mm) 11 (dd) to 2011 (yy) 01 (mm) 11 (dd).

8.	The withdrawal plan for the loan under this Contract is as follows (tick✓to select one, mark x not to select):

☑ The withdrawal plan is as follow:

Order	Withdrawal period	Withdrawal amount

1	2010 yy 11 mm 11 dd	US dollar two million and five hundred thousand (in words)

2	yy mm dd	(in words)

3	yy mm dd	(in words)

4	yy mm dd	(in words)

5	yy mm dd	(in words)

☒ Other withdrawal plan and agreement:

9.	The repayment plan for the loan herein is as follows (tick✓to select one, mark x not to select):

☑The repayment plan is as follow:

Order	Repayment period	Repayment amount

1	2011 yy 10 mm 06 dd	US dollar two million and five hundred thousand (in words)

2	yy mm dd	(in words)

3	yy mm dd	(in words)

4	yy mm dd	(in words)

5	yy mm dd	(in words)

☒ Other withdrawal plan and agreement:

10.	The default penalty for early repayment of the loan: equivalent to / % of the total amount of actual early repayment or / (currency) / (in words).

11.	The amount of principal of early repayment shall not less than / (currency) / (in words).

12.	Account set up: (tick✓to select one, mark x not to select)

☒ Non special Account Module

(1) The Borrower’s general settlement account at the Lender’s bank:

Bank:

Account name:

Account number:

(2)	The Borrower’s capital recycling account under this Contract:

Bank:

Account name:

Account number:

    ☑ Special Account Module

(1) The Borrower’s special account for working capital loan at the Lender’s bank:

Bank: Nanshan Branch (Shenzhen), Shanghai Pudong Development Bank Co., Ltd.

Account name: NeoPhotonics (China) Co., Ltd – Working Capital Loan Account.

Account number: 79091455300000212

(2) The Borrower’s general settlement account at the Lender’s bank:

Bank: Nanshan Branch (Shenzhen), Shanghai Pudong Development Bank Co., Ltd.

Account name: NeoPhotonics (China) Co., Ltd

Account number: 79091455300000077

(3) The Borrower’s capital recycling account under this Contract:

Bank:     Same as (2)

Account name:

Account number:

    13. The Lender’s entrusted payment: with specific payment subject and single repayment of loan amount exceeding (currency and amount) equivalent amount of RMB thirty million shall use the Lender entrusted payment method.

    14. The Borrower agrees to pay the Lender (currency and amount)             /                     of supervision fee for special working capital loan account, payment method is:             .

    15. The Borrower agrees to provide the following Guarantors and guarantee contracts for the debt secured under this Contract:

☒ Guarantor	Guarantee Contract No.	[ ]
☒ Mortgagor	Mortgage Contract No.	[ ]

    ☑ Pledgor NeoPhotonics (China) Co., Ltd. Pledge Contract No. [   ZZ7909201000000004  ]

    ☒ Other guarantee                                                          .

    16: Default treatment.

Default penalty: equivalent to one % (in words) of the loan principal or     /

17. Appendix to this Contract includes:

(1)                /

(2)                /

(3)                /

(4)                /

(5)                /

18. Other matters agreed by both parties.                                                     /                                                                                                                                                                                             /

19. This Contract is in quadruplicate, the Borrower keeps one copy, the Lender keeps two copies, and the     /     keeps     /     copy, all having the same effect.

Part II: General Terms

Article I: Loan

1.    The Borrower hereby irrevocably agrees and undertakes: the Lender has full discretion on the withdrawal of the loan herein at any time; the Lender has full discretion on the date of regular or irregular inspection on the loan, in the decision of whether continuous loans of any kind should be granted. The loan may be called upon by the Lender at any time in despite of any other provisions in the Contract or any other documents. The Lender is also entitled to terminate or suspend all or part of the loan, and cancel any further usage of the loan without prior notification to the Borrower.

2.    The loan under this Contract shall only be used in the way agreed, the Borrower may not appropriate and misuse the loan for fixed asset investment, share investment, and the loan shall not be used in the manufacturing and production of area or usage banned by the country or activities not in compliance with the working capital loan purpose.

Article II: Loan interest rate and calculation

1.    Unless otherwise specified in the Contract, the interest rate under this Contract shall be calculated based on the actual amount and the number of days in use from the withdrawal date. The number of days in use includes the first day and excludes the last day. Daily interest rate=monthly interest rate/30, monthly interest rate=annual interest/12.

2.    The Lender is entitled to overdue penalty interest for any outstanding principal with maturity (“maturity” under this Contract includes the situation when early repayment is announced by the Lender), starting from the overdue day, calculated in accordance with the actual number of days overdue and overdue interest rate agreed herein, until the Borrowers settles both the principal and interest.

3.    In the event of loan usage not in compliance with this Contract, the Lender is entitled to appropriation penalty interest, based on the amount misused, calculated from the date of default and in accordance with the number of days in default and the appropriation interest rate agreed under this Contract, until the Borrower settles both the principal and interest.

4.    The Lender is entitled to compound interest for interest not paid in time (including normal interest, overdue penalty interest, appropriation penalty interest), from the date of overdue, calculated based on the actual number of days overdue in accordance with the date of interest payment and overdue penalty interest rate agreed under this Contract.

5.    Interest rate liberalization or market paralysis

(1)

Once the loan under the Contract is granted, the Borrower shall negotiate with the Lender for the determination of the interest rate standard, if interest rate liberalization policy of the RMB loan is implemented by the People’s Bank of China. In the event that no consensus agreement can be reached 5 (five) banking days after the commencement of the negotiation, then the Borrower shall repay the principal and interest of the loan within thirty (30) days from the date an consensus agreement is not reached. (This is applicable to RMB).

(2)

Once the loan under the Contract is granted, the Borrower shall negotiate with the Lender for the determination of an alternative interest rate, if no relevant bank quotes the US Dollar deposit rate to the major banks in the London Interbank money market, by the hour of 11 am (London time) on the interest quote date of relevant interest period. In the event that no consensus agreement can be reached 5 (five) banking days after the commencement of the negotiation, then the Borrower shall repay the principal and interest of the loan within thirty (30) days from the day a consensus agreement is not reached. (This is applicable to foreign currency).

Article III: Withdrawal of loan

1.    The Borrower shall satisfy the following condition before the first withdrawal, but the Lender is not obliged to verify the authenticity of the following document or condition:

(1)	Submit the withdrawal application (format refer to appendix), the completed borrowing(lending) voucher and other related document by the agreed time and method as stipulated herein;

(2)	Right of guarantee has been effectively set up, this Contract together with the corresponding guarantee contract (if any) have been signed and remain effective;

(3)

The Borrower provides currently valid business license, company article, financial statement close to the withdrawal date (include but not limited to the audited yearly financial statement of prior year and current year performance statement);

(4)

The Borrower provides the loan resolution approved by the board of directors/board of shareholders or other body with the same effect, the letter of attorney to the authorized representative from legal representative, original copy of the signature of the legal representative and authorized representative;

(5)	The Borrower has opened related accounts at the Lender’s bank, in accordance with the requirement of the Lender;

(6)	The Borrower has fulfilled the obligations specified under this Contract, and situations of default stipulated herein do not occur.

(7)	Irregular requisition of other documents or other conditions by the Lender.

2.    The Borrower shall satisfy the following condition before making each withdrawal except for the first withdrawal, but the Lender is not obliged to verify the authenticity of the following document or condition:

(1)	Submit the withdrawal application (format refer to appendix 1), the completed borrowing(lending) voucher and other related document by the agreed time and method as stipulated herein;

(2)	The Borrower has fulfilled the obligations specified under this Contract, and situations of default stipulated herein do not occur.

(3)	Irregular requisition of other documents or other conditions by the Lender.

3. Withdrawal

(1)

The Borrower shall make one time withdrawal or phased withdrawal in accordance with the withdrawing plan agreed under this Contract, and submit the withdrawing application to the Lender three (3) banking days before the maturity of every withdrawal for the processing of withdrawal procedure (format refer to appendix 1 or 2)

(2)

In case of a need to postpone or change the date of withdrawal, the Borrower shall obtain consent from the Lender three (3) banking days prior to the withdrawing day, and bear the resulting interest loss therefrom (interest loss=interest incurred for postponing the withdrawal - interest on current deposit over the same period).

(3)

Application for the cancellation of all or part of the undrawn loan amount by the Borrower can only be done after obtaining approval from the Lender, by submitting the application to the Lender on the determined withdrawal day or three (3) banking days before the withdrawal day expires.

(4)

The Lender may notify the Borrower to handle related procedure within three (3) banking days, if the Borrower fails to fulfill the drawing procedure and does not apply for delayed withdrawal within the determined drawing withdrawal day or drawing period, and has the right to cancel the undrawn loan amount if the overdue handling procedure is not completed in time.

(5)

The Lender has the right to refuse the Borrower’s withdrawal application and cancel all or part of the remaining loan under this Contract as long as the loan is not drawn, in despite of the terms stipulated above.

Article IV: Account set up and management

1.    The Borrower shall have set up the general settlement account, capital recycling account (see Part I of this Contract) and special working capital loan account as agreed by both parties (if any) at the Lender’s bank at the time of signing this Contract. The Borrower agrees Lender’s right of monitoring on the abovementioned accounts.

2.    The general settlement account serves for the drawing and repayment of the loan borrowed from the Lender by the Borrower, for those with no special working capital loan account.

For those with special working capital loan account, the special working capital loan account serves for the drawing and repayment of the loan borrowed from the Lender by the Borrower, the interest for the funds in the account to be calculated based on current deposit. The Borrower agrees, the special working capital loan account should concurrently have the reserved seal of the Lender for the monitoring of working capital loan, in addition to the reserved seal of the Borrower. The lender shall not voluntarily change the reserved seal for the special working capital loan, without written consent from the Borrower.

3.    The Borrower confirms that the capital recycling account serves as the income account and repayment reserve account herein. The cash flow from income or the overall cash flow of the Borrower shall be deposited in the capital recycling account.

The Borrower warrants, the balance of the capital recycling account shall not be less than the amount of principal and interest falling due in the current period on each debt service day and three days prior to the debt service day. The Borrower agrees, the Lender has the right to restrict or reject any external payments, on each debt service day and three days prior to the debt service day, which results in the balance of the capital recycling account lower than the current debt service amount, in order to ensure sufficient balance in the capital recycling account for the repayment of the principal and interest falling due for the current period.

The Lender is entitled to monitor the capital recycling account, and may request the Borrower for verification of reason and relevant actions in case of irregular cash flow movement in the account.

Article V: Payment Monitoring

1. The Borrower agrees, the Lender has right to manage and monitor the payment of the loan capital via entrusted payment or/and voluntary payment by the Borrower, in order to supervise the usage of the loan capital incompliance with the Contract.

The Lender’s entrusted payment refers to the payment of the lending amount made to the qualified payee of the Borrower in accordance with the agreed usage of the Contract, via the Borrower’s bank accounts, based on the withdrawal requisition and entrusted payment order from the Borrower.

Voluntary payment by the Borrower refers to the payment of the lending amount made to the Borrower’s account upon Borrower’s withdrawal requisition; the Borrower voluntarily makes payment to the payee in accordance with the agreed usage of the Contract.

2. The Borrower agrees, the Lender’s entrusted payment method should be used, if the credit relations between the Borrower and the Lender is newly established and the Borrower’s credit situation is general, or with specific payment subject and single payment amount exceeds the agreed amount (see Part I of this Contract) of lending amount payment, or other situations as specified by the Lender.

For payments made with the Lender’s entrusted payment method, the Lender has the right to audit whether the subject, amount and other information on the payment requisition is in conformity with relevant business contract and other documentary proof, in accordance with the agreed usage of the Contract. The Lender makes payment to the Borrower’s payee via the Borrower’s account after obtaining approval after the audit.

3. The Borrower shall provide documentary evidence in line with the Lender’s requirement when making an application to the Lender for the external payment of the loan capital, include but not limited to:

(1)	Documentary evidence of payment application in line with the Contract stipulation;

(2)

Business contract and written document evidencing the Borrower’s payment obligation. Provide approved charging policies and standards from relevant authorities for making payment with no contract necessarily signed;

(3)	The Borrower shall provide the corresponding invoices or receipts after the payment is made if the invoices or receipts thereof are not obtained at the time of payment;

(4)	Valid proof of payment;

(5)	Other documents required by the Lender.

4.    For those without special working capital loan account, the Borrower shall submit the withdrawal requisition form (format see appendix) to the Lender three (3) banking days prior to the proposed withdrawing day, and designating the payment method as Lender entrusted payment or voluntary payment by the Borrower. The Borrower confirms that the Lender has the right to audit whether the related documents are in compliance with the payment condition stipulated under the Contract and may decide on the corresponding payment method.

    For those with special working capital loan account, the Borrower shall provide to the Lender, three (3) banking days before the date of payment, a payment requisition form (format see appendix 3) chopped with the Borrower’s reserved seal of working capital loan. The Lender has the right to audit whether the payment made is in compliance with the agreed payment condition. External payment shall be made, upon verification and approval of the Lender, with a payment voucher chopped with the reserved seal of working capital loan. When using the voluntary payment by Borrower payment method, the Borrower shall provide to the Lender, three (3) banking days before the date of payment, a payment requisition form (format see appendix 3) and other related documents, the Lender has the right to audit whether the payment made is in compliance with the agreed payment condition. Upon verification and approval of the Lender, the Borrower fills out a payment voucher (the total amount of each summary payment voucher shall not exceed the Lender’s entrusted payment amount agreed under this Contract). The Lender stamps the summary payment voucher with the reserved seal of working capital loan upon verification, and transfers the related fund to the general settlement account of the Borrower.

5.    For voluntary payment by Borrower method, the Borrower shall provide a report to the Lender, on specified days of each month, summarizing the status of voluntary payment made of the loan capital. The Lender has the right to audit whether the payment made is in compliance with the agreed usage and payment method via account analysis, voucher inspection, on-site investigation etc.

6.    For the clearing fee incurred due to the payment of the loan capital by the Lender, the Borrower confirms that the Lender has the right to directly deduct the actual fee at the time of occurrence.

7.    In case of any of the following events by the Borrower during the course of loan granting and payment, the Lender has the right to request the Borrower to supplement on the drawing condition and payment condition, or change the loan payment method, stop the granting and payment of the loan capital:

(1)	The decline of the credit status

(2)	Week main business profitability

(3)	Abnormal usage of the loan capital

Article VI: Repayment

1.    The Borrower shall make repayment of the loan principal, interest and expense thereof in time and in full, in accordance with the repayment plan agreed under the Contract. The Borrower hereby irrevocably authorizes the Lender the right to initiatively deduct the abovementioned debt from the account set up with the Lender, at the repayment date or when meeting the condition agreed under the Contract.

2.    The Borrower shall notify the Lender, in writing ten (10) banking days prior to the anticipated repayment date and obtain the Lender’s written approval, for early repayment of the loan. The Borrower shall still pay the principal and interest in accordance with the term and interest agreed under the Contract if written approval from the Lender is not obtained in advance. The Lender will charge a certain amount of one-time default penalty (see Part I of the Contract), for the early repayment amount of loan by the Borrower without written approval from the Lender.

    Early repayment of the loan approved by the Lender shall be treated as early maturity. The Lender may have the right to request the Borrower for payment of a certain amount of default penalty (see Part I of the Contract) in accordance with the condition agreed herein.

    Interest for early repayment of loan shall be paid together with the principal, calculated based on the actual number of days in use; the principal portion of the early repayment shall not less than the limit agreed under Part I of the Contract; the amount of principal repaid shall be offset, in reversing order of the loan repayment plan, against the principal agreed herein.

3.    In the event that the Borrower is unable to repay with justified reasons, the Borrower shall file an application to the Lender for loan extension thirty (30) banking days prior to the agreed repayment date, and prepare the required document for the processing of related extension procedures. For loans under this Contract that is guaranteed, mortgaged or pledged, written evidence of approval from the guarantor, mortgagor and Borrower shall be presented. The Lender has the final decision on loan extension, the loan will be transferred to overdue loan on the following day upon loan maturity, where no application for loan extension is filed or loan extension is not approved by the Lender.

Article VII: Statements and Warranties

The Borrower makes the following statement and warranties to the Lender, the statements and warranties are made at the time of signing this Contract and shall be effective during the validity of the Contract.

1.    The Borrower is an independent legal entity who possesses all of the necessary rights and abilities and is able to perform the obligations under this Contract in its own name and independently assume civil liability.

2.    The Borrower is entitled to sign this Contract and has completed all authorizations and approvals from the shareholders, board of directors and other authorities necessary for the signing of the Contract and performing the obligations hereunder. The provisions contained herein reflect the true will of the Borrower and have binding effect on the Borrower.

3.    The signing and performance of the Contract will not be in violation of the law (the law referred to herein includes laws, rules, regulations, local laws, and judicial interpretation etc, same hereunder), relevant documents of competent authorities, judgments, rulings which should be observed by the Borrower and are not in conflict with any Articles of Association, contract, agreements signed by the Borrower, or any other obligations undertaken by the Borrower.

4.    The Borrower warrants that all financial statements compiled by it, if any, are in compliance with the laws of China (for the purpose of this Contract, excluding the Hong Kong and Macau Special Administrative Regions and Taiwan). The financial statements give a true, complete and fair view of the financial status of the Borrower. Furthermore, all information and documents including the Borrower itself and the Guarantor supplied to the Lender by the Borrower in the course of signing and performance of the Contract are true, valid, accurate and complete without any concealment of facts.

5.    The Borrower is in strict compliance with the policy of honesty and integrity in the course of signing and performance of the Contract, all the information and documents including the Borrower itself and the Guarantor supplied to the Lender by the Borrower are true, valid, accurate and complete without any concealment of facts.

6.    The Borrower warrants that it shall complete all filings, registrations or any other procedures necessary for the valid and lawful performance of the Contract, and pay all taxes and costs thereof.

7.    There has been no material and adverse change to the business and financial status of the Borrower since the date of the latest audited financial statement.

8.    The Borrower warrants that it will be in strict compliance with laws and regulations during the course of operating activities; carrying out a series of activities in accordance with the operating scope regulated by the business license and law; handling the annual inspection procedures in time; manufacturing and operating legally and lawfully; with the ability to operate continuously and the payment of taxes and costs thereof.

9.    The Borrower warrants that it shall not abandon any maturing claims, and shall not dispose substantial assets free of charge of with any other inappropriate method.

10.    The Borrower has already disclosed to the Lender important facts and circumstances, which have come to his knowledge or should have come to his knowledge and is important for the Lender in deciding whether to grant the loan under the Contracts.

11.    The Borrower acknowledges that, on the date of signing of the Contract and during the performance of the Contract, there do not and will not exist cases of default on payments, including but not limited to salaries of staff, medical expenses, disability subsidies, relief payments and compensation.

12.    The Borrower warrants that its credit is in sound condition and there are no significant adverse records.

13.    The Borrower warrants that there do not exist situations or events which will or may have a material and adverse impact on the ability of the Borrower in performing the Contract.

Article VIII: Agreed Matters

The Borrower and the Lender agreed on the following matters:

1.    The Borrower warrants that it shall operate legally and the loan will be used as agreed herein and will not be appropriated. The Borrower shall provide, include but not limited to, in accordance with requirement by the Lender, regular financial information including monthly and annual report, actively facilitate the monitoring of the Borrower’s use of the loan and operating results by the Lender. The lender may inspect and monitor the use of the loan at any time via any means.

2.    The Borrower shall make repayment of the principal and interest under the Contract, in accordance with the timing, amount, currency and interest rate stipulated under the Contract, application form, borrowing/lending voucher. The actual timing, amount, currency and interest rate for the repayment are subject to the borrowing/lending voucher.

3.    The Borrower warrants that it shall provide other new guarantees approved by the Lender in time, in case of situations or events which will or may have a material and adverse impact on the ability of the Borrower in performing the Contract.

4.    The Borrower undertakes no action to the following before obtaining the written consent of the Lender:

   Selling, gifting over, leasing, lending, transferring, mortgaging, pledging or otherwise disposing of all or part of its substantial assets.

  ‚ Contracting, leasing, joint operation, external investment, shareholding reform, merging(acquisition), joint venture(cooperation), division, share transfer, practical increase in debt financing, subsidiary set up, transfer of property rights, reduction in registered capital, stoppage of operation, dissolution, file a petition for bankruptcy, reformation and other actions that has potential impact on the repayment ability of the Borrower.

  ƒ Amendment to the Articles of Association or alteration of scope of business or core business.

  „ Providing guarantees to a third party and, as a consequence thereof, having a material and adverse impact on its financial condition or ability to fulfill the obligations under the Contract.

  … Early settlement of other long term debts.

  † Signing of contracts/agreements which have a material and adverse impact on the ability of the Borrower to fulfill the obligations hereunder or assuming relevant obligations with such implications.

5.    The Borrower undertakes that, in the event of the following circumstances, the Borrower shall notify the Lender promptly on the day of event occurrence and ensure that the original copy of the relevant notice (affixed with company seal) shall be dispatched and reach the Lender within five (5) banking days after the event takes place:

   The occurrence of relevant events which render the representations and warranties made by the Borrower under the Contract untrue and inaccurate.

  ‚ Where the Borrower or its controlling shareholders, de facto controller or its related persons are involved in litigation or arbitration, or its assets are subject to seizure, attachment, freezing, enforcement or other measures of the same effect are taken against it, or its legal representative/person in charge, directors, supervisors, or senior management are involved in litigation, arbitration or subject to other enforcement measures.

  ƒ Where there are changes of legal representative or authorized representative,

person in charge, key person in charge of financial affairs, or correspondence address , name of the entity, and work premises of the Borrower.

„ Where a petition for restructuring or bankruptcy is filed by other creditors or in case of revocation by higher-level competent authorities.

…    Occurrence of other significant adverse events that have sufficient impact on the Borrower’s repayment ability.

6.    The Borrower warrants that it shall not violate the normal preferential right to be paid off and pay off other rights first, and shall not sign any contract or agreement that would render the loan under this Contract subordinate at any time.

7.    The Borrower shall make every effort in paying off the principal and interest with the same currency under this Contract. Under the circumstance where the Borrower pays off the principal and interest with a different currency, the Borrower shall voluntarily or authorize the Lender to convert the amount denominated in different currency to the currency of the loan under this Contract according to the exchange method specified under the “Stipulations on transfers of funds”, for paying off the principal and interest, and bear all the expenses and cost thereof. Under the circumstance where the Guarantor pays off the obligations on behalf of the Borrower with a different currency, from the “Stipulations on transfers of funds” under the Guarantor Contract, all the resulting expense and cost shall be borne by the Borrower.

8.    The Borrower shall promptly provide other guarantee approved and in accordance with requirement by the Lender, when the guarantee under the Contract experiences specific circumstances or with the occurrence of some specific changes. The specific circumstances or changes include but not limited to the suspension of business, stoppage of production, dissolution, suspension of business for internal rectification, revocation or cancellation of business license, apply or being applied for restructuring, bankruptcy, significant changes in operating or financial status, involved in material litigation or arbitration matters, the legal representative, director, supervisor, key management’s involvement in litigation, the decrease or possible decrease in the value of the pledge or being imposed of the property preservation measures, breaches under the Guarantee Contract and lifting of the Guarantee Contract.

9.    The Lender is entitled to onsite or offsite due diligence inspection on the Borrower; the operating and financial conditions, use of the loan capital and repayment etc after the loan has been discharged to the Borrower. The borrower has the obligation to actively cooperate with the Lender’s monitoring on loan payment, management after discharging and relevant inspection.

10.  The Lender is entitled to early collection of the loan capital under the Contract according to the capital recycling situation of the Borrower.

11.  Specific terms for Corporate Client (applicable to Corporate Client).

If the Borrower under this Contract is a Corporate Client, the Borrower warrants hereby:

(1)    The Borrower shall promptly report related party transactions over 10% of the net asset of the actual fiduciary, including: i) relationships among the transacting parties; ii) transactions and nature of transactions; iii) amount or equivalent proportion of the transaction; iv) pricing policy (including non monetary or only nominal amount transactions).

(2)    Any of the following events of default by the actual fiduciary shall be treated as breaches of the Borrower under the Contract, the Lender is entitled to unitarily cancel the remaining banking facility of the Client, and collect partial or all of the banking facility granted or request the Client to replenish the security deposit to 100%: i) provision of false information or conceal material facts of operation and financial standing; ii) change of the original usage of the banking facility without authorization from the Lender, appropriate or improper use of the credit in illegal, unauthorized trading; iii) taking of bank fund or facility by discounting or pledging with notes receivable, accounts receivable and other claims with banks without actual trading background, taking advantage of false contracts among related parties; iv) refusal of the monitoring and inspection by the Lender on its use of the credit funds and relevant operating and financial activities; v) appearance of major merger, acquisition and other situations that the Lender believes to have potential impact on the credit security; vi) intentional evasion of bank debts through related party transactions.

Article IX: Stipulations on transfers of funds

1.    The Borrower agrees, the Lender has the right to directly transfer the funds from the general settlement account and/or capital recycling account opened by the Borrower with Shanghai Pudong Development Bank Co., Ltd, in paying of any outstanding debts falling due under the loan Contract. In the event where there is insufficient balance in the general settlement account or/capital recycling account for the repayment of the debts, the Lender is entitled to transfer the funds from any account opened by the Borrower with various branches of the Shanghai Pudong Development Bank Co., Ltd.

2.    Unless otherwise stipulated by the competent state authorities, the proceeds received therefrom shall be applied in the following order of priority: first, repayment of outstanding expenses due on the part of the Borrower, then settling the outstanding interest, and finally, repayment of the outstanding principal.

3.    The following method shall be observed, when the currency from the fund transfer differs from the currency of repayment:

(i)    If the loan currency is RMB, the principal and interest shall be repaid, by the RMB converted from the currency of fund transfer based on the purchase exchange rate published on the date of funds to be transferred by the Lender.

(ii)    If the loan currency is non RMB, and the currency for fund transfer is RMB, the principal and interest shall be repaid, by the loan currency converted based on the applicable selling exchange rate between the loan currency and RMB, published on the date of funds to be transferred by the Lender. l.

(iii)    if both the loan currency and the currency for fund are not RMB and differs from each other, then the principal and interest shall be repaid, first by RMB converted from the purchase exchange rate between the currency of fund transfer and RMB published on the date of funds to be transferred by the Lender, and then converted to the loan currency announced by the Lender on the date of borrowing, using the exchange rate between the loan currency and RMB.

Article X: Proof of Claims

The Lender maintains accounting ledgers for all the business activities related to this Contract on the accounting books, in accordance with its usual business practice, for proof of the loan amount by the Lender. The Borrower admits that the accounting documents compiled and recorded by the Lender according to its business practices constitute valid proof of the loan obligations under this Contract.

Article XI: Serving of Notice

1.    Any notice given by either party to the other party shall be sent to the addresses shown on the signing page herein, unless it is notified in writing by the other party of a change in address. Once the notice is sent to the above address, it is deemed to have been served on the following dates: for letters, the seventh (7) banking day after the dispatch of registered mail to the principal business address; for delivery by courier, the day when the recipient had signed to acknowledge receipt; for facsimile or emails, the day when the facsimile or emails are sent. However, all notices, requests or other correspondence sent or delivered to the Lender are deemed to have been served at the time when the Lender actually receives them. In addition, the originals (affixed with the company seal) of all notices and requests sent to the Lender via facsimile or email shall be delivered by hand or mailed to the Lender afterwards for confirmation purposes.

2.    The Borrower agrees that any summons or notices issued as a result of litigation instituted against it shall be deemed to have been served if they are dispatched to the principal business address as shown on the signing page of this Contract. Any change to the above address will not take effect unless a written notice of the same has been given to the Lender in advance.

Article XII: Validity, Modification and Rescission

1.    This Contract is established and shall take effect after both the Borrower and Lender have affixed their seals and have their legal representatives (responsible persons) or authorized persons sign or seal it, and is valid until all the debts under this Contract are fully discharged.

2.    After the Contract comes into force, neither party to the Contract is permitted to modify or rescind the Contract in advance. Where modification or rescission is required for the Contract, both parties shall reach unanimity through consultations and enter into a written agreement.

Article XIII: Events of Default and Handling

1.    Events of default

The occurrence of any of the following circumstances shall constitute a default on the part of the Borrower to the Lender:

(i)    Any statement, description, or warranty made by the Borrower in this Contract, or any notice, authorization, approval, consent, certification and other documents arising from or in connection with this Contract are inaccurate or misleading at the time of being made, or are proved to be inaccurate or misleading, or are proved to be void or rescinded or have no legal effect.

(ii)    Any breach of the “Other matters agreed by both parties” in Part I (if any) or any agreed matter in Article VIII in Part II. on the part of the Borrower.

(iii)    Occurrence of any major cross-default events on the part of the Borrower, include but not limited to breaches of any loan contract/agreement signed by the Borrower; or default payment of due debts under other loan contract/agreement signed by the Borrower.

(iv)    Withdrawing funds, transfer of assets or voluntary transfer of share holdings by investment of the Borrower.

(v)    The Borrower has failed or shall fail to provide corresponding guarantee for the loan, or is in breach of the signed guarantee document.

(vi)    The suspension of business, stoppage of production, closure of business, suspension of business for internal rectification, liquidation, being placed in receivership or conservatorship, restructuring, dissolution, revocation or cancellation of business license, or bankruptcy of the Borrower.

(vii) The financial condition of the Borrower deteriorates, encountering great difficulties in operation, or an event or situation occurs which has an adverse impact on its normal operations, financial condition or solvency.

(viii) The Borrower, its controlling shareholders, de facto shareholders or related parties are involved in material litigation or arbitration or any of its significant assets is subject to seizure, attachment, freezing, enforcement or other measures carrying the same effect are adopted against it; or its legal representative, directors, supervisors or senior management are involved in any litigation, arbitration or subject to other enforcement actions which have an adverse impact on the solvency of the Borrower.

(ix) Failure to apply the loan in the agreed usage or failure to make payment of the loan capital with the agreed method.

(x) Provision of false, misleading document and information for the application of loan.

(xi) Do not meet or exceed relevant financial indicators agreed under this Contract.

(xii) Unusual movement of cash flow in the general settlement account/capital recycling account.

(xiii) Other acts in breach of this Contract by the Borrower or in prejudice to the normal interests of the Lender, which are sufficient to impede the normal discharge of the Contract.

2.    Treatment of default

(1)    If any one of more of the above events of default happens, the Lender is entitled to take one or more of the following measures as appropriate:

i)	Request the Borrower to correct within defined period of time.

ii)	Cancel the remaining unused loan balance, stop granting or pay out the unused loan to the Borrower.

iii)

Declare that all or partial of the principal claims are due immediately on an earlier date and request the immediate repayment of partial or all of the loan, settle the outstanding interest, and seek for recourse from the Guarantor or Borrower with various means.

iv)	Collect penalty interest and compound interest for overdue loan and misappropriated loan.

v)	Make funds transfer at any bank account opened by the Borrower at various branches of the Shanghai Pudong Development Bank Co., Ltd.

vi)	Request the Borrower to supplement on the loan discharging and method of payment, or modify the repayment method of loan.

vii)	Request the Borrower to provide other guarantee approved by the Lender.

viii)	Other necessary measures as regulated by the law.

(2)

Other than the above measures, the Lender may further request the Borrower for default liability and repayment of default penalty (calculation of the default penalty refer to Part I of this Contract). Where the default penalty is insufficient to cover losses suffered by the Lender, the Borrower shall indemnify the Lender against all resulting losses.

(3)

The Borrower shall bear all the expenses suffered by the Lender in connection with the Lender’s realization of debts and guarantee rights, where the Borrower fails to make sufficient repayment of principal and interest on time, including but not limited to collection expense, litigation fees, notary expense, notice fee, lawyer fee, travel expenses, translation expenses and all other payable expenses.

Article XIV: Other Provisions

1.	Definition

i)	“All the debts” under this Contract refers to the principal, interest, default penalty and various expenses for the realization of the debts.

ii)	“Interest” under this Contract includes interest, penalty interest and compound interest.

iii)

“Banking day” under this Contract refers to the general open day for public business at the Lender’s place of residence, not including Saturdays and Sundays (except for business day open to the public due to holiday adjustment) or other public holiday by law.

2.	Applicable laws

The Laws of the People’s Republic of China (for the purpose of this Contract, excluding the Hong Kong and Macau Special Administrative Regions and Taiwan) are applicable to this Contract, and according to their interpretations.

3.	Dispute Resolution

All disputes arising from this Contract shall be resolved through friendly consultations. In the case that an agreement cannot be reached, the People’s Court where the Lender is located has exclusive jurisdiction over the matter. During the period of dispute, the parties shall continue to perform the undisputed provisions.

4.	Miscellaneous

(i)    The parties hereto may revise through negotiation matters not mentioned herein and set out those additional terms and conditions in Part I of this Contract. Alternatively, the parties hereto may enter into a written agreement as an Appendix to the Contract. The Appendix to this Contract (detailed in Part I of this Contract) is an inseparable constituent part of the Contract and has the same legal effect as the main text.

(ii)    During the validity of this Contract, the Lender’s allowance of extension or delay in action in connection to any events of default or other acts of the Borrower, shall not damage, influence or restrict the Lender from enjoying all the rights and benefits in accordance with laws or with regards to this Contract, neither can be taken as recognizing events of default by the Borrower, nor can be treated as the Lender’s give-up on taking action against the Borrower’s current or future events of default.

(iii)    Invalidity of any article in this Contract shall not affect the validity of other articles. The Borrower shall bear the obligation for the repayment of all the debts owing to the Lender, regardless of reasons resulting in the invalidity of this Contract. In case of the abovementioned event, the Lender is entitled to terminate the execution of this Contract immediately. And may seek all the outstanding debts under this Contract from the Borrower.

(iv)    The Lender may transfer all or part of the rights and/or obligations under this Contract, and under this circumstance, the transferee is entitled to and/or bear the same rights and/or obligations as being a party to this Contract. The Borrower shall be liable to the transferee as agreed in this Contract, after obtaining notice from the Lender with regards to the transfer of debts.

(v)    Unless otherwise stated herein, the relevant terms and expressions in the Appendix to this Contract have the same meetings as those in this Contract.

(vi)    The insertion of headings herein is for reference only and should not be regarded as the basis of interpretation of the content under that heading.

(No main text below on this page)

(This is the signing page with no main text)

This Contract is signed by the Borrower and the Lender (as below) on 2010 (yy) 11 (mm) 11 (dd) . The Borrower acknowledges that, at the time of signing this Contract, both parties have explained and discussed all the provisions in detail. Both parties have no disagreement towards any of the provisions herein and have an accurate understanding of the legal implications of the provisions with respect to the rights and obligations, restrictions of responsibility or release provisions of the subject persons.

Borrower (company seal) [sealed] NeoPhotonics (China) Co., Ltd.	Pledgee (company seal) [sealed] Shenzhen Branch, Shanghai Pudong Development, Bank Co., Ltd.

Legal representative or authorized person (signature or seal)	Responsible person or authorized person (signature or seal)

Residential address:	NeoPhotonics Building No.8, 12th South Keji Road, South Hi-Tech Industry Park, Shenzhen	Principal place of business: 25,26/F Shenzhen International Chamber of Commerce Tower, Fuhua No. 3 Road , Futian District, Shenzhen

Postal code:	518057	Postal code: 518048

Telephone No:		Telephone No:

Fax No.:		Fax No.:

Email:		Email:

Contact person:		Contact person:

Appendix 1:

Under “Working Capital Loan Contract”

Withdrawal Application Form

(Applicable to Non-special Working Capital Loan Account)

No:

Shenzhen Branch, Shanghai Pudong Development Bank Co., Ltd.

Whereas the Company signed Working Capital Loan Contract (referred to as “loan contract” hereunder) numbered              with the Bank on             (yy)            (mm)             (dd), according to the withdrawing plan agreed in the loan contract, the Company plans to withdraw the             amount on             (yy)            (mm)             (dd), amounting              (currency)              (in words).

In accordance with the terms of the loan contract, this amount shall be made to the general settlement bank account opened by the Borrower at Shanghai Pudong Development Co., Ltd., the bank account name is                 , bank account number is:                     .

The Company warrants hereby, as at the date of the issuance of this application form, there is no occurrence of any event or situation that would constitute events of default under the loan agreement. The Company further confirms, all the warrants and representation and commitments are executed accordingly and all the applicable prerequisites are satisfied as agreed under the loan contract.

For the amount to be withdrawn this time, the Company hereby makes specific application for the below              method of making external payment of loan capital:

(1)  The Lender’s entrusted payment method for all payments:

i)    The Company has provided the following documents to the Bank in compliance with the loan contract:

☐Business Contract and written documents truthfully reflecting the Borrower’s payment obligation and written document relating to loan usage:

☐Relevant invoices or receipts, the Borrower shall submit relevant invoices or receipts for the payment timely after payment has been completed, if not available at the time of payment;

☐Lawful and valid payment voucher;

☐Other

The Bank agrees to transfer the principal to the following bank account of the transacting party, on             (yy)            (mm)             (dd), upon verification and approval as agreed in the loan contract:

Number	Amount	Account name	Bank	Account number

(2)  The Borrower’s voluntary payment method for all payments:

The Company has provided the following documents to the Bank in compliance with the loan contract:

☐Business Contract and written documents truthfully reflecting the Borrower’s payment obligation and written document relating to loan usage:

☐Description on payment details:                                                         ;

☐Other

(3)  Partial entrusted payment by Lender and partial voluntary payment by Borrower method:

(i)    The Lender’s entrusted payment amount of this loan principal withdrawal:

Amount of voluntary payment by the Borrower:

(ii)    The Company has provided the following documents to the Bank in compliance with the loan contract:

☐Business Contract and written documents truthfully reflecting the Borrower’s payment obligation and written document relating to loan usage:

☐Relevant invoices or receipts, the Borrower shall submit relevant invoices or receipts for the payment timely after payment has been completed, if not available at the time of payment;

☐Lawful and valid payment voucher;

☐Description on payment details;

☐Other

(iii)    The Bank agrees to transfer the entrusted payment amount of loan principal withdrawal to the following bank account of the transacting party, on             (yy)            (mm)             (dd), upon verification and approval as agreed in the loan contract:

Number	Amount	Account name	Bank	Account number

The Company hereby warrants, the payment method of the abovementioned loan is subject to the Bank’s verification and approval, the Bank has the right to verify, adjust payment method in accordance with terms agreed in the loan agreement.

Applicant:	(seal)

Legal representative or authorized agent: (signature or seal)

Year	Month Day

Appendix 2:

Under “Working Capital Loan Contract”

Withdrawal Application Form

(Applicable to Special Working Capital Loan Account)

    No:

To: Nanshan, Shenzhen Branch, Shanghai Pudong Development Co., Ltd.

Whereas the Company signed Working Capital Loan Contract ( referred to as “loan contract” hereunder) numbered 79092010280109 with the Bank on 2010 (yy) 11 (mm) 11 (dd), according to the withdrawing plan agreed in the loan contract, the Company plans to withdraw the first amount on 2010 (yy) 11 (mm) 11 (dd) amounting to USD (currency) two million and five hundred thousand (in words).

In accordance with the terms of the loan contract, this amount shall be made to the special working capital loan account opened by the Borrower at Shanghai Pudong Development Co., Ltd., the bank account name: NeoPhotonics (China) Co., Ltd – Working Capital Loan Account. Bank account number: 79091455300000212

The Company warrants hereby, as at the date of the issuance of this application form, there is no occurrence of any event or situation that would constitute events of default under the loan agreement. The Company further confirms, all the warrants and representation and commitments are executed accordingly and all the applicable prerequisites are satisfied as agreed under the loan contract.

Applicant:            (seal)

Legal representative or authorized agent: (signature or seal)

Year        Month        Day

Appendix 3:

Payment Requisition Form

(Applicable to Special Working Capital Loan Account)

    No:

             Branch, Shanghai Pudong Development Bank Co., Ltd.

Whereas the Company signed Working Capital Loan Contract ( referred to as “loan contract” hereunder) numbered          with the Bank on          (yy)         (mm)     (dd), In accordance with the terms of payment monitoring of the working capital loan, the Company hereby makes specific application for the below   (2)   method of making external payment of loan capital from the special working capital loan account: .

(1)	The Lender’s entrusted payment method for all payments:

(i)	The Company has provided the following documents to the Bank in compliance with the loan contract:

Business Contract and written documents truthfully reflecting the Borrower’s payment obligation and written document relating to loan usage:

Relevant invoices or receipts, the Borrower shall submit relevant invoices or receipts for the payment timely after payment has been completed, if not available at the time of payment;

Lawful and valid payment voucher;

Other

(ii)	The Bank agrees to transfer the principal to the following bank account of the transacting party, on (yy) (mm) (dd), upon verification and approval as agreed in the loan contract:

Number	Amount	Account name	Bank	Account number

(2)	The Borrower’s voluntary payment method for all payments:

  (i)    The Company has provided the following documents to the Bank in compliance with the loan contract:

Business Contract and written documents truthfully reflecting the

Borrower’s payment obligation and written document relating to loan usage:

Other

Details of the payment:

	Payment Items (usage)	Payment Amount	Date of Payment
1
2
3
4
5
6
Total Amount:

(ii)    The total amount of principal stated above shall be made to the Company’s general settlement account opened at the Bank, upon verification and approval in accordance with the loan contract.

Applicant:	(reserved seal for special working capital loan account)

Year	Month	Day